UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 7, 2014, as amended by Amendment No. 1 thereto filed with the SEC on March 18, 2014 and by Amendment No. 2 thereto filed with the SEC on June 5, 2014, InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), issued a Convertible Promissory Note, dated January 1, 2014 (the “Note”), in favor of Frank Jadevaia (“Jadevaia”) in the original principal amount of $6,254,873.36. On December 31, 2014, the Company and Jadevaia entered into Amendment No. 1 to Promissory Note (“Amendment No. 1”), pursuant to which the Company and Jadevaia agreed to extend the maturity date of the Note from December 31, 2014 to May 30, 2016 and, in consideration therefor, we issued to Jadevaia 100,000 restricted shares of the Company’s common stock.

The foregoing description of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of Amendment No. 1, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The information provided under Item 1.01 in this Current Report on Form 8-K/A is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Promissory Note, dated December 31, 2014, between InterCloud Systems, Inc. and Frank Jadevaia

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: January 7, 2015	By:	/s/ Daniel J. Sullivan
Daniel J. Sullivan Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Promissory Note, dated December 31, 2014, between InterCloud Systems, Inc. and Frank Jadevaia

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